EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement of Cardiogenesis Corporation (the “Company”) on Form S-8 of our report dated March 26, 2007 on our audit of the financial statements of the Company as of December 31, 2006, and for each of the years in the two-year period then ended, which report is included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ KMJ Corbin & Company LLP
July 5, 2007